Therapeutic Solutions International, Inc. files Patent on Immune Therapy Medical Device to prevent Preterm Labor

OCEANSIDE, CA--(Marketwired – September 29, 2015) - Therapeutics Solutions International, Inc., (OTC Markets:TSOI) announced the filing of U.S. Patent No. 62/232722 titled “A Medical Device For Reducing The Risk Of Preterm-Labor And Preterm-Birth” covering various medical devices aimed at immune modulating the cervical microenvironment in order to prevent preterm labor.

There are numerous supporting publications showing that various molecules of the inflammatory cascade lead to initiation and progression of preterm labor123.  Currently, studies focusing on altering the immune system in pregnancy all aim to alter the immune system in the whole body of the mother, this not only dilutes the potency of the approach, but also exposes the mother to possible off-target toxicities.  By implanting a device that alters selectively the immunological microenvironment at the maternal-fetal interface, the company expects to achieve superior results to previous approaches.

“This is the third patent that we filed based on intellectual property purchased from OmniBiome Therapeutics Inc.  We are excited about the strategic approach of the late founder of OmniBiome, David Palella, whose team attacked the problem of pregnancy complications in a multi-level and multi-disciplinary manner” said Timothy Dixon CEO of Therapeutic Solutions International, Inc.

According to the Centers for Disease Control and Prevention, in 2012, preterm birth affected more than 450,000 babies—that's 1 of every 9 infants born in the United States. Preterm birth is the birth of an infant before 37 weeks of pregnancy. Preterm-related causes of death together accounted for 35% of all infant deaths in 2010, more than any other single cause. Preterm birth is also a leading cause of long-term neurological disabilities in children. Preterm birth costs the U.S. health care system more than $26 billion in 20054.

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

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This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

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1 Remsberg et al. Phytother Res. 2008 Feb;22(2):169-79.

2 Hsu et al. J Agric Food Chem. 2013 Jan 23;61(3):602-10

3 Romero et al. Nutr Rev. 2007 Dec;65(12 Pt 2):S194-202.

4 http://www.cdc.gov/reproductivehealth/maternalinfanthealth/pretermbirth.htm